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EXHIBIT 99.906.CERT

                        CERTIFICATIONS PURSUANT TO SECTION 906
                               OF THE SARBANE-OXLEY ACT

Evelyn M Curran, President, and Gregory R. Kingston, Treasurer of VALIC Company II (the "Registrant"), each certify to the best of his or her knowledge that:

   1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

   2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: April 19, 2007

/S/  EVELYN M. CURRAN
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Evelyn M. Curran
President

/S/  GREGORY R. KINGSTON
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Gregory R. Kingston
Treasurer